UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2020

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-4387

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement with Camber Energy, Inc.

On February 3, 2020, Viking Energy Group, Inc. (“Viking” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Camber Energy, Inc. (“Camber”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, a newly-formed wholly-owned subsidiary of Camber (“Merger Sub”) will merge with and into Viking (the “Merger”), with Viking surviving the Merger as a wholly-owned subsidiary of Camber.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of Viking (the “Viking Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain shares owned by Camber, Viking and Merger Sub, will be converted into the right to receive the pro rata share of 80% of Camber’s post-Effective Time capitalization (Camber’s 20% share being defined herein as the “Camber Percentage”), taking into account the number of shares of common stock of Camber outstanding on a fully-diluted basis and without taking into account any shares of common stock which the holder of Camber’s Series C Preferred Stock can receive upon conversion of the Series C Preferred Stock, or a separate series of preferred stock issued in exchange for such Series C Preferred Stock, which has fixed conversion provisions. Holders of Viking Common Stock will have any fractional shares of Camber common stock after the Merger rounded up to the nearest whole share.

The Merger Agreement provides that the Camber Percentage is to be adjusted as follows: (i) for each (A) additional $500,000 in Camber unencumbered cash (without any associated debt) available for use by the combined company (the “Combined Company”) after the Effective Time (“Camber Unencumbered Cash”) in excess of $4,000,000 at closing of the Merger (the “Camber Surplus Cash”), or (B) $500,000 in other unencumbered assets acquired by Camber after the date of the Merger Agreement and prior to closing without increasing Camber’s liabilities (the “Other Camber Surplus Assets”), the Camber Percentage is to increase by an incremental 0.5%, or subject to the written agreement of both parties, such Camber Surplus Cash or Other Camber Surplus Assets, as applicable, shall be distributed to Camber’s common stock holders subject to applicable law; and (ii) for each additional $500,000 in Viking unencumbered cash (without any associated debt) outside of Viking’s Ichor division or Elysium division in excess of $500,000 at closing, the Camber Percentage will decrease by an incremental 0.5%.

At the Effective Time, each outstanding Viking equity award, will be converted into the right to receive the merger consideration in respect of each share of Viking Common Stock underlying such equity award and, in the case of Viking stock options, be converted into vested Camber stock options based on the merger exchange ratio calculated as provided above (the “Exchange Ratio”).

The Merger Agreement provides, among other things, that effective as of the Effective Time, the board of directors of the Combined Company will be comprised of five directors, of which one will be a former member of the board of directors of Camber (the “Camber Director Designee”) and four will be former members of the board of directors of Viking (the “Viking Director Designees”). The Merger Agreement also provides that James A. Doris, the Chief Executive Officer of Viking, shall serve as President and Chief Executive Officer of the Combined Company following the Effective Time.

The Merger Agreement also contemplates that Camber will submit a proposal to its stockholders to amend its Articles of Incorporation (the “Charter Amendment”) to increase the number of authorized shares of Camber Common Stock to a number of shares mutually agreed to by Camber and Viking to allow for the issuance of shares of Camber common stock in connection with the closing of the Merger (the “Charter Amendment Vote”).

The Merger Agreement provides that, as of the Effective Time, the Combined Company will have its headquarters in Houston, Texas.

The Merger Agreement also provides that, during the period from the date of the Merger Agreement until the Effective Time, each of Camber and Viking will be subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions. Viking is required to hold a meeting of its stockholders to vote upon the adoption of the Merger Agreement and, subject to certain exceptions, to recommend that its stockholders vote to adopt the Merger Agreement. Camber is required to hold a meeting of its stockholders to approve the issuance of Viking Common Stock in connection with the Merger (the “Share Issuance”), to adopt the Charter Amendment and, subject to certain exceptions, to recommend that its stockholders approve the Merger and the Share Issuance and adopt the Charter Amendment.

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The completion of the Merger is subject to customary conditions, including (i) adoption of the Merger Agreement by Camber’s stockholders and approval of the Share Issuance and Charter Amendment by Camber’s stockholders, (ii) authorization for listing of the shares of Viking Common Stock to be issued in the Merger on the NYSE American, (iii) the expiration or termination of any waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain other required regulatory approvals, (iv) effectiveness of a registration statement on Form S-4 for the Viking Common Stock to be issued in the Merger (the “Form S-4”), (v) Camber being reasonably satisfied with its due diligence on Elysium (defined below), (vi) the absence of any law, order, injunction, decree or other legal restraint preventing the completion of the Merger or making the completion of the Merger illegal, and (vii) each of Viking and Camber receiving an opinion, in writing, to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio in the Merger is fair, from a financial point of view, to Camber or Viking, as applicable, and their stockholders. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) subject to certain exceptions, performance by the other party of its obligations under the Merger Agreement and (iii) the absence of any material adverse effect on the other party, as defined in the Merger Agreement.

Additional closing conditions to the Merger include (i) that in the event the NYSE American determines that the Merger constitutes, or will constitute, a “back-door listing”/”reverse merger”, Camber (and its common stock) is required to qualify for initial listing on the NYSE American, pursuant to the applicable guidance and requirements of the NYSE as of the Effective Time; (ii) Viking, Viking’s subsidiary Elysium Energy, LLC (“Elysium”), or one of Elysium’s other subsidiaries, must have completed the acquisition of oil and gas assets described in Viking’s Current Report on Form 8-K filed by Viking with the United States Securities and Exchange Commission (the “SEC”) on October 11, 2019 (the “Elysium Acquisition”); (iii) Viking shall have arranged to extend the maturity date to June 1, 2021, or later, of the promissory note executed and delivered by Viking in connection with Viking’s oil and gas acquisition closed on or about December 28, 2018, or any promissory note(s) issued in replacement thereof; (iv) Camber is required to obtain the consent of its Series C Preferred Stock holder for the Merger and not be in breach of any of its agreements with it; (v) Viking shall have received the consent for the Merger from ABC Funding, LLC; (vi) Viking shall have negotiated a new remuneration arrangement with Network 1 Financial Securities, Inc. with respect to such broker-dealer’s role in and compensation associated with the Merger, on terms and conditions satisfactory to Viking and Camber, and Viking shall have negotiated a new remuneration arrangement with RHK Capital with respect to such broker-dealer’s role in and compensation associated with the Merger, on terms and conditions satisfactory to Viking and Camber; (vi) members of the existing management team of Camber shall have executed agreements as to their role with and compensation from Camber following the Merger; and (vii) at the Effective Time, the only loan obligations with a maturity date in 2020 that Viking shall have shall be the series of $13.5 million of convertible debt issued in connection with Viking’s offering completed in December of 2018.

A further requirement to the closing of the Merger is that Camber is required to have acquired 25% of Elysium as part of a $5,000,000 investment in Viking’s Rule 506(c) offering (the “Pre-Merger Acquisition”), which transaction was completed on February 3, 2020, as discussed below under the subheading “Camber Viking Investment.”

The Merger Agreement can be terminated (i) at any time with the mutual consent of the parties; (ii) by either Camber or Viking if any governmental consent or approval required for closing is not obtained, or any governmental entity issues a final non-appealable order or similar decree preventing the Merger; (iii) by either Viking or Camber if the Merger shall not have been consummated on or before June 30, 2020, provided that Camber or Viking shall have the right to extend such date from time to time, until up to December 31, 2020, in the event that Camber has not fully resolved SEC comments on the Form S-4 or other SEC filings related to the Merger, and Camber is responding to such comments in a reasonable fashion, subject to certain exceptions; (iv) by Camber or Viking, upon the breach by the other of a term of the Merger, which is not cured within 30 days of the date of written notice thereof by the other; (v) by Camber if Viking is unable to obtain the affirmative vote of its stockholders for approval of the Merger; (vi) by Viking if Camber is unable to obtain the affirmative vote of its stockholders required pursuant to the terms of the Merger Agreement; and (vii) by Viking or Camber if the other party’s directors change their recommendation to their stockholders to approve the Merger, subject to certain exceptions set forth in the Merger Agreement, or if there is a willful breach of the Merger Agreement by the other party thereto.

In the event of termination of the Merger Agreement by either party because there is a reasonable likelihood that the Combined Company will not meet the initial listing requirements of the NYSE American, required regulatory approvals will not be obtained, or the Form S-4 will not be declared effective, through no fault of Camber or Viking, Camber will retain a 15% interest in Elysium if the Secured Note (defined below) is repaid on or prior to the 90th day following the termination of the Merger Agreement (and the Additional Payment is made in connection therewith as described below) (the “Secured Note Payment Obligations”), and Camber will return a 10% interest in Elysium to Viking. In the event of termination of the Merger Agreement by either party, through no fault of Camber, Camber will retain a 20% interest in Elysium if the Secured Note Payment Obligations are met, and Camber will return a 5% interest in Elysium to Viking. In the event of termination of the Merger Agreement due to a material breach of the Merger Agreement by Camber or its disclosure schedules, and if the Secured Note Payment Obligations are met, Camber will return the entire 25% interest in Elysium to Viking. If the Secured Note Payment Obligations are not met, Camber will retain the entire 25% interest in Elysium following any termination of the Merger Agreement for any reason.

The Merger Agreement provides that the Secured Note (defined below) will be forgiven in the event the Merger closes, and the Secured Note will be due 90 days after the date that the Merger Agreement is terminated by any party for any reason, at which time an additional payment shall also be due to Camber and payable by Viking in an amount equal to (i) the amount owed by Camber to its Series C Preferred Stock holder in connection with the redemption of 525 shares of Camber’s Series C Preferred Stock, minus (ii) the repayment amount due to Camber from Viking pursuant to the Secured Note (the “Additional Payment”).

The Merger Agreement contains customary indemnification obligations of the parties and representations and warranties.

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The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will not survive consummation of the Merger and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding Camber or Viking, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Camber, Viking, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Form S-4 that will include a joint proxy statement of Camber and Viking and a prospectus of Viking, as well as in the Forms 10-K, Forms 10-Q and other filings that each of Camber and Viking make with the SEC.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Camber Viking Investment

A required condition to the entry into the Merger was that Camber loan Viking $5 million, pursuant to the terms of a Securities Purchase Agreement, which was entered into on February 3, 2020 (the “SPA”). Pursuant to the SPA, Camber made a $5 million loan to Viking, which was evidenced by a 10.5% Secured Promissory Note (the “Secured Note”), the repayment of which was secured by the terms of a Security and Pledge Agreement (the “Pledge”).

The Secured Note, accrues interest at the rate of 10.5% per annum, payable quarterly, and is due and payable on February 3, 2022. The note includes standard events of default, including certain defaults relating to the trading status of Viking’s common stock and change of control transactions involving Viking. The Note can be prepaid at any time with prior notice as provided therein, and together with a prepayment penalty equal to 10.5% of the original amount of the Secured Note.

The Secured Note is convertible into common shares of Viking at a conversion price of $0.24 per share at any time beginning 30 days after the date of the Secured Note (February 3, 2020), until the 15th day after Viking’s common stock has traded at an average daily price of at least $0.55 for 15 consecutive business days, provided that Camber is restricted from converting any portion of the Secured Note into Viking’s common stock if upon such conversion Camber would beneficially own more than 4.99% of Viking’s common stock (which percentage may be increased or decreased to up to 9.99%, with 61 days prior written notice to Viking).

In addition to Camber’s other conversion rights under the Secured Note, Camber also has the right to convert the Secured Note (principal and interest) into the securities offered by Viking in connection with Viking’s first public offering following the date of the Secured Note, at a conversion price equal to eighty-five percent (85%) of the offering price of the applicable security (representing a fifteen percent (15%) discount) in such public offering.

The Pledge provides Camber, pari passu with the other investors in Viking’s Secured Note offering, a security interest (subject to certain prerequisites) in Viking’s 75% ownership of Elysium and 100% of Ichor Energy Holdings, LLC (“Ichor”). Additionally, pursuant to a separate Security and Pledge Agreement entered into on February 3, 2020, Viking provided the Company a junior security interest in the membership, common stock and/or ownership interests of all of Viking’s existing and future, directly owned or majority owned subsidiaries, to secure the repayment of the Secured Note (the “Second Pledge”).

As additional consideration for Camber making the loan to Viking and entering into the Merger Agreement, Viking assigned Camber 25% of Elysium (the “Assigned Elysium Interests”) pursuant to the terms of an Assignment of Membership Interests dated February 3, 2020 (the “Assignment”). As described under the subheading “Merger Agreement with Camber Energy, Inc.” above, all or a portion of the Assigned Elysium Interests will be retained by Camber and/or returned to Viking under different circumstances relating to the termination of the Merger Agreement and repayment obligations associated with the Secured Note.

The foregoing description of the SPA, Secured Note, Pledge, Second Pledge and Assignment does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, Secured Note, Pledge, Second Pledge and Assignment, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and are incorporated herein by reference.

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Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 in its entirety.

Item 8.01 Other Events.

On February 4, 2020, Viking and Camber each published a joint press release announcing the entry into the Merger Agreement. A copy of the press release is included herewith as Exhibit 99.1, and the information in the press release is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1#	Agreement and Plan of Merger, dated as of February 3, 2020, by and between Viking Energy Group, Inc. and Camber Energy, Inc.
10.1*	Securities Purchase Agreement, dated as of February 3, 2020, by and between Viking Energy Group, Inc. and Camber Energy, Inc.
10.2*	$5,000,000 10.5% Secured Promissory Note, dated as of February 3, 2020, Issued by Viking Energy Group, Inc. to Camber Energy, Inc.
10.3*	Security and Pledge Agreement, dated as of February 3, 2020, by and between Viking Energy Group, Inc. and Camber Energy, Inc.
10.4*	Security and Pledge Agreement, dated as of February 3, 2020, by and between Viking Energy Group, Inc. and Camber Energy, Inc.
10.5*	Assignment of Membership Interests by Viking Energy Group, Inc. in favor of Camber Energy, Inc. dated February 3, 2020
99.1**	Press release dated February 5, 2020

* Filed herewith.

** Furnished herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Camber Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

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Forward-Looking Statements

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the ability of the parties to close the Merger on the terms set forth in, and pursuant to the required timing set forth in, the Merger Agreement, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of Viking or Camber to terminate the Merger Agreement; the payments and transfers required to be made upon termination of the Merger Agreement and effects thereof; the outcome of any legal proceedings that may be instituted against Viking, Camber or their respective directors; the ability to obtain regulatory approvals and meet other closing conditions to the Merger on a timely basis or at all, including the risk that regulatory approvals required for the Merger are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain approval by Viking stockholders and Camber stockholders on the expected schedule; difficulties and delays in integrating Viking’s and Camber’s businesses; prevailing economic, market, regulatory or business conditions, or changes in such conditions, negatively affecting the parties; risks that the transaction disrupts Viking’s or Camber’s current plans and operations; failing to fully realize anticipated cost savings and other anticipated benefits of the Merger when expected or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; the ability of Camber to come to an understanding/agreement with its Series C Preferred Stock holder to fix the number of shares of common stock issued or issuable to such Series C Preferred Stock holder; the ability of Viking or Camber to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of the combined company following the Merger; the continued availability of capital and financing following the Merger; the business, economic and political conditions in the markets in which Viking and Camber operate; and the fact that Viking’s and Camber’s reported earnings and financial position may be adversely affected by tax and other factors.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in Viking’s and Camber’s publicly filed reports, including, but not limited to, Viking’s Annual Report on Form 10-K for the year ended December 31, 2018, and Camber’s Annual Report on Form 10-K for the year ended March 31, 2019.

Viking and Camber caution that the foregoing list of important factors is not complete, and they do not undertake to update any forward-looking statements that either party may make except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Viking, Camber or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above.

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Additional Information and Where to Find It

In connection with the proposed Merger, Camber will file with the SEC a registration statement on Form S‑4 to register the shares of Camber’s common stock to be issued in connection with the Merger. The registration statement will include a preliminary joint proxy statement/prospectus which, when finalized, will be sent to the respective stockholders of Viking and Camber seeking their approval of their respective transaction-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIKING, CAMBER AND THE PROPOSED MERGER.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from Viking at its website, www.Viking.com, or from Camber at its website, www.Camber.energy. Documents filed with the SEC by Viking will be available free of charge by accessing Viking’s website at www.vikingenergygroup.com under the heading “Investors” – “SEC Filings”, or, alternatively, by directing a request by telephone or mail to Viking Energy Group, Inc. at 15915 Katy Freeway, Suite 450, Houston, Texas, 77094, (281) 404-4387, and documents filed with the SEC by Camber will be available free of charge by accessing Camber’s website at www.camber.energy under the heading “Investors” – “SEC Filings”, or, alternatively, by directing a request by telephone or mail to Camber Energy, Inc. at 1415 Louisiana, Suite 3500, Houston, Texas, 77002, (210) 998-4035.

Participants in the Solicitation

Viking, Camber and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective stockholders of Viking and Camber in respect of the proposed merger under the rules of the SEC. Information about Viking’s directors and executive officers is available in Viking’s Annual Report on Form 10-K for the year ended December 31, 2018. Information about Camber’s directors and executive officers is available in Camber’s Annual Report on Form 10-K for the year ended March 31, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Viking or Camber using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Energy Group, Inc.

Date: February 5, 2020	By:	/s/ James Doris
	Name	James Doris
	Title	President & CEO

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